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                    Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS THIRD QUARTER 2022 RESULTS

•Third Quarter Revenues from Continuing Operations Totaled $487 Million, An Increase of 4 Percent Over Prior-Year Quarter (or 9 Percent Excluding FX Translation Impacts)

•Q3 GAAP Operating Income from Continuing Operations of $30 Million

•Adjusted EBITDA in Q3 Totaled $70 Million; Higher Year-on-Year and Above Company's Guidance Range Due to Clean Earth Improvement Initiatives and Resulting Performance

•Q3 GAAP Earnings Per Share of $0.01 and Q3 Adjusted Earnings Per Share of $0.10

•Full Year 2022 Adjusted EBITDA Guidance Range Increased to Between $216 Million and $223 Million

CAMP HILL, PA (November 1, 2022) - Harsco Corporation (NYSE: HSC) today reported third quarter 2022 results. On a U.S. GAAP ("GAAP") basis, third quarter of 2022 diluted earnings per share from continuing operations were $0.01. Adjusted diluted earnings per share from continuing operations in the third quarter of 2022 were $0.10. These figures compare with third quarter of 2021 GAAP diluted earnings per share from continuing operations of $0.06 and adjusted diluted earnings per share from continuing operations of $0.15.

GAAP operating income from continuing operations for the third quarter of 2022 was $30 million. Adjusted EBITDA was $70 million in the quarter, compared to the Company's previously provided guidance range of $54 million to $59 million.

“Harsco delivered solid third quarter results, reinforcing our position as a leading provider of recycling and reuse solutions within the industrial waste market,” said Chairman and CEO Nick Grasberger. “In the Clean Earth segment, we made tremendous progress during the quarter to boost overall performance and drive margins by focusing on key initiatives. These benefits offset external challenges within Harsco Environmental and support our improved guidance.

“Looking further to the future, the outlook for each of our businesses is promising. There is tremendous opportunity for additional improvements in CE that will further lift margins, while Harsco Environmental’s competitive position has never been stronger. HE continues to differentiate itself through best-in-class service and safety as well as innovation. Concerning the divestiture of our Rail business, we continue to manage the supply chain and inflationary impacts on a few large international contracts. Such efforts should reduce the economic risks of these contracts and facilitate the sale of the business. Overall, we’re confident that continued execution against our strategic initiatives and business growth, along with our focus on deleveraging the business and stronger cash flow, will deliver sustained value creation for our stakeholders over time.”

Harsco Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)	Q3 2022	Q3 2021
Revenues	$487	$470
Operating income from continuing operations - GAAP	$30	$27
Diluted EPS from continuing operations - GAAP	$0.01	$0.06
Adjusted EBITDA - Non GAAP	$70	$68
Adjusted EBITDA margin - Non GAAP	14.4%	14.4%
Adjusted diluted EPS - Non GAAP	$0.10	$0.15
Note: Adjusted diluted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share is adjusted for acquisition-related amortization expense.

Consolidated Third Quarter Operating Results
Consolidated revenues from continuing operations were $487 million, an increase of 4 percent compared with the prior-year quarter. Clean Earth realized an increase in revenues compared to the second quarter of 2021 while Environmental revenues decreased due to currency translation impacts. Foreign currency translation negatively impacted third quarter 2022 revenues by approximately $24 million (5 percent), compared with the prior-year period.

The Company's GAAP operating income from continuing operations was $30 million for the third quarter of 2022, compared with GAAP operating income of $27 million in the same quarter of 2021. Meanwhile, adjusted EBITDA totaled $70 million in the third quarter of 2022 versus $68 million in the third quarter of the prior year. Clean Earth experienced higher adjusted EBITDA relative to the prior-year quarter, while Environmental's adjusted EBITDA was below the comparable quarter of 2021.

Third Quarter Business Review

Environmental

($ in millions)	Q3 2022	Q3 2021
Revenues	$265	$270
Operating income - GAAP	$22	$28
Adjusted EBITDA - Non GAAP	$51	$56
Adjusted EBITDA margin - Non GAAP	19.1%	20.7%

Environmental revenues totaled $265 million in the third quarter of 2022, an decrease of 2 percent compared with the prior-year quarter. This change is attributable to FX translation impacts, partially offset by higher ecoproductsTM volumes and services activity at certain sites. The segment's GAAP operating income and adjusted EBITDA totaled $22 million and $51 million, respectively, in the third quarter of 2022. These figures compare with GAAP operating income of $28 million and adjusted EBITDA of $56 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned FX impacts as well as lower commodity prices, operating cost inflation, and fewer asset sales relative to the prior-year quarter.

Clean Earth

($ in millions)	Q3 2022	Q3 2021
Revenues	$222	$200
Operating income (loss) - GAAP	$17	$10
Adjusted EBITDA - Non GAAP	$28	$21
Adjusted EBITDA margin - Non GAAP	12.7%	10.2%

Clean Earth revenues totaled $222 million in the third quarter of 2022, an 11 percent increase over the prior-year quarter as a result of higher services pricing and volume growth from retail and industrial customers. The segment's GAAP operating income was $17 million and adjusted EBITDA was $28 million in the third quarter of 2022. These figures compare with $10 million of operating income and $21 million of adjusted EBITDA in the prior-year period. The year-on-year improvement in adjusted earnings resulted from price increases as well as cost reductions and operational efficiencies. These benefits were partially offset by inflationary impacts. As a result, Clean Earth's adjusted EBITDA margin increased to 12.7 percent in the third quarter of 2022 versus 10.2 percent in the comparable quarter of 2021.

Cash Flow
Net cash provided by operating activities was $13 million in the third quarter of 2022, compared with net cash provided by operating activities of $33 million in the prior-year period. Free cash flow (excluding Rail) was $(31) million in the third quarter of 2022, compared with $2 million in the prior-year period. The change in free cash flow compared with the prior-year quarter is attributable to working capital changes, exclusive of account receivable securitization (some of which is timing related) as well as higher net capital spending and cash interest payments.

2022 Outlook
The Company has increased the mid-point of its 2022 adjusted EBITDA guidance to reflect an improved outlook for Clean Earth, partially offset by lower expectations for Environmental. Key drivers compared with prior guidance include the following; (1) Clean Earth: benefits from improvement initiatives and higher margins; and (2) Environmental: negative impacts from FX translation as well as lower service and ecoproductsTM volumes, which are largely attributable to the energy-crisis in Europe and rising interest rates. Summary Outlook highlights are as follows:

2022 Full Year Outlook (Continuing Operations)	Current	August Outlook
GAAP Operating Income/(Loss)	$(44) - $(51) million	$(53) - $(63) million
Adjusted EBITDA	$216 - $223 million	$210 - $220 million
GAAP Diluted Earnings/(Loss) Per Share	$(1.52) - $(1.62)	$(1.58) - $(1.72)
Adjusted Diluted Earnings/(Loss) Per Share	$(0.02) - $0.08	$0.00 - $(0.13)
Free Cash Flow	$90 - $100 million	$115 - $125 million
Net Interest Expense	$70 - $71 million	$68 - $70 million
Pension Income (Non-Operating)	$8 million	$9 million
Net Capital Expenditures	$120 - $125 million	$125 - $130 million

Q4 2022 Outlook (Continuing Operations)
GAAP Operating Income	$8 - $15 million
Adjusted EBITDA	$47 - $54 million
GAAP Diluted Earnings/(Loss) Per Share	$(0.10) - $(0.19)
Adjusted Diluted Earnings/(Loss) Per Share	$(0.02) - $(0.12)

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit the Investor Relations section of the Company’s website at www.harsco.com. The live call also can be accessed by dialing (833) 634-5019, or (412) 902-4237 for international callers. Please ask to join the Harsco Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or changes due to COVID-19 and governmental and market reactions to COVID-19; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the Company's ability to negotiate, complete, and integrate strategic transactions; (13) failure to complete a divestiture of the Rail division, as announced on November 2, 2021 on satisfactory terms, or at all; (14) potential severe volatility in the capital or commodity markets; (15) failure to retain key management and employees; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business is significantly impacted by COVID-19) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; (20) the risk that the Company may be unable to implement fully and successfully the expected incremental actions at Clean Earth due to market conditions or otherwise and may fail to deliver the expected resulting benefits; and (21) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part II, Item 1A “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, and Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2021. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

NON-GAAP MEASURES

Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted

EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Free cash flow: Free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Free cash flow is meaningful to investors because management reviews Free cash flow for planning and performance evaluation purposes. It is important to note that Free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. Free cash flow excludes the former Harsco Rail Segment since the segment is reported as discontinued operations. This presentation provides a basis for comparison of ongoing operations and prospects.
About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams. Based in Camp Hill, PA, the 12,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended				Nine Months Ended
	September 30				September 30
(In thousands, except per share amounts)	2022		2021		2022		2021
Revenues from continuing operations:
Service revenues	$442,775		$430,824		$1,300,828		$1,274,814
Product revenues	44,139		39,561		119,935		111,510
Total revenues	486,914		470,385		1,420,763		1,386,324
Costs and expenses from continuing operations:
Cost of services sold	357,194		344,050		1,072,545		1,018,885
Cost of products sold	35,609		31,289		100,476		89,269
Selling, general and administrative expenses	64,146		70,629		201,234		213,048
Research and development expenses	193		331		545		811
Goodwill impairment charge	—		—		104,580		—
Other (income) expenses, net	(351)		(2,835)		515		(7,993)
Total costs and expenses	456,791		443,464		1,479,895		1,314,020
Operating income (loss) from continuing operations	30,123		26,921		(59,132)		72,304
Interest income	952		544		2,289		1,668
Interest expense	(19,751)		(15,741)		(51,535)		(47,640)
Facility fees and debt-related income (expense)	(2,511)		(198)		(894)		(5,506)
Defined benefit pension income	2,118		3,887		6,775		11,777
Income (loss) from continuing operations before income taxes and equity income	10,931		15,413		(102,497)		32,603
Income tax benefit (expense) from continuing operations	(9,376)		(7,816)		(7,482)		(14,714)
Equity income (loss) of unconsolidated entities, net	(128)		(293)		(373)		(488)
Income (loss) from continuing operations	1,427		7,304		(110,352)		17,401
Discontinued operations:
Income (loss) from discontinued businesses	1,993		1,301		(35,225)		12,904
Income tax benefit (expense) from discontinued businesses	(539)		1,223		5,282		(3,832)
Income (loss) from discontinued operations, net of tax	1,454		2,524		(29,943)		9,072
Net income (loss)	2,881		9,828		(140,295)		26,473
Less: Net (income) loss attributable to noncontrolling interests	(802)		(2,264)		(3,056)		(5,386)
Net income (loss) attributable to Harsco Corporation	$2,079		$7,564		$(143,351)		$21,087
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$625		$5,040		$(113,408)		$12,015
Income (loss) from discontinued operations, net of tax	1,454		2,524		(29,943)		9,072
Net income (loss) attributable to Harsco Corporation common stockholders	$2,079		$7,564		$(143,351)		$21,087
Weighted-average shares of common stock outstanding	79,531		79,287		79,469		79,214
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.01		$0.06		$(1.43)		$0.15
Discontinued operations	0.02		0.03		(0.38)		0.11
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.03	(a)	$0.10	(a)	$(1.80)	(a)	$0.27	(a)
Diluted weighted-average shares of common stock outstanding	79,567		80,275		79,469		80,356
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$0.01		$0.06		$(1.43)		$0.15
Discontinued operations	0.02		0.03		(0.38)		0.11
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$0.03		$0.09		$(1.80)	(a)	$0.26

(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	September 30 2022	December 31 2021
ASSETS
Current assets:
Cash and cash equivalents	$81,740	$82,908
Restricted cash	3,297	4,220
Trade accounts receivable, net	269,890	377,881
Other receivables	26,307	33,059
Inventories	80,714	70,493
Prepaid expenses	33,592	31,065
Current portion of assets held-for-sale	261,888	265,413
Other current assets	39,617	9,934
Total current assets	797,045	874,973
Property, plant and equipment, net	629,895	653,913
Right-of-use assets, net	104,227	101,576
Goodwill	744,780	883,109
Intangible assets, net	372,002	402,801
Deferred income tax assets	16,681	17,883
Assets held-for-sale	63,864	71,234
Other assets	42,901	48,419
Total assets	$2,771,395	$3,053,908
LIABILITIES
Current liabilities:
Short-term borrowings	$9,463	$7,748
Current maturities of long-term debt	16,784	10,226
Accounts payable	203,900	186,126
Accrued compensation	38,041	48,165
Income taxes payable	4,271	6,378
Current portion of operating lease liabilities	25,989	25,590
Current portion of liabilities of assets held-for-sale	157,231	161,999
Other current liabilities	136,019	155,159
Total current liabilities	591,698	601,391
Long-term debt	1,314,918	1,359,446
Retirement plan liabilities	49,286	93,693
Operating lease liabilities	77,304	74,571
Liabilities of assets held-for-sale	7,437	8,492
Environmental liabilities	26,678	28,435
Deferred tax liabilities	32,497	33,826
Other liabilities	45,442	48,284
Total liabilities	2,145,260	2,248,138
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	145,390	144,883
Additional paid-in capital	223,172	215,528
Accumulated other comprehensive loss	(596,764)	(560,139)
Retained earnings	1,651,159	1,794,510
Treasury stock	(848,439)	(846,622)
Total Harsco Corporation stockholders’ equity	574,518	748,160
Noncontrolling interests	51,617	57,610
Total equity	626,135	805,770
Total liabilities and equity	$2,771,395	$3,053,908

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$2,881	$9,828	$(140,295)	$26,473
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	31,892	33,479	97,959	98,383
Amortization	8,538	8,771	25,605	26,554
Deferred income tax (benefit) expense	(1,660)	(2,504)	(12,056)	(8,911)
Equity (income) loss of unconsolidated entities, net	128	293	373	488
Dividends from unconsolidated entities	—	—	526	—
(Gain) loss on early extinguishment of debt	—	—	(2,254)	2,668
Goodwill impairment charge	—	—	104,580	—
Other, net	(639)	1,002	381	(1,147)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(12,613)	(9,079)	74,994	(32,563)
Insurance receivable	—	—	—	—
Income tax refunds receivable, reimbursable to seller	—	735	7,687	735
Inventories	(2,904)	(11,899)	(11,339)	3,557
Contract assets	1,753	(14,339)	9,589	(52,205)
Right-of-use assets	7,446	7,153	21,829	21,050
Accounts payable	(5,817)	25,602	13,030	12,111
Accrued interest payable	(6,819)	(7,703)	(7,559)	(7,840)
Accrued compensation	325	7,397	(5,559)	12,098
Advances on contracts	7,639	(646)	(5,987)	(13,997)
Operating lease liabilities	(7,403)	(7,048)	(21,498)	(20,554)
Retirement plan liabilities, net	(6,242)	(8,842)	(27,829)	(36,700)
Other assets and liabilities	(3,083)	1,020	8,984	16,550
Net cash provided by operating activities	13,422	33,220	131,161	46,750
Cash flows from investing activities:
Purchases of property, plant and equipment	(39,854)	(40,861)	(101,645)	(109,507)
Proceeds from sales of assets	1,698	5,470	8,289	15,512
Expenditures for intangible assets	(47)	(155)	(147)	(287)
Proceeds from note receivable	—	—	8,605	6,400
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	8,572	(86)	13,571	(1,064)
Payments for settlements of interest rate swaps	(463)	—	(2,586)	—
Other investing activities, net	67	48	220	181
Net cash used by investing activities	(30,027)	(35,584)	(73,693)	(88,765)
Cash flows from financing activities:
Short-term borrowings, net	308	206	277	4,650
Current maturities and long-term debt:
Additions	54,468	41,950	159,429	507,468
Reductions	(45,970)	(38,870)	(198,831)	(452,351)
Dividends paid to noncontrolling interests	(4,841)	(9)	(4,841)	(3,103)
Sale (purchase) of noncontrolling interests	—	—	1,901	—
Stock-based compensation - Employee taxes paid	(119)	(101)	(1,817)	(3,273)
Payment of contingent consideration	—	(734)	(6,915)	(734)
Deferred financing costs	—	—	—	(7,828)
Other financing activities, net	—	—	—	(601)
Net cash provided (used) by financing activities	3,846	2,442	(50,797)	44,228
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(3,011)	(2,262)	(8,762)	(1,779)
Net increase (decrease) in cash and cash equivalents, including restricted cash	(15,770)	(2,184)	(2,091)	434
Cash and cash equivalents, including restricted cash, at beginning of period	100,807	82,287	87,128	79,669
Cash and cash equivalents, including restricted cash, at end of period	$85,037	$80,103	$85,037	$80,103

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	September 30, 2022		September 30, 2021
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$264,717	$22,117	$269,901	$27,630
Harsco Clean Earth	222,197	17,315	200,484	9,893
Corporate	—	(9,309)	—	(10,602)
Consolidated Totals	$486,914	$30,123	$470,385	$26,921

	Nine Months Ended		Nine Months Ended
	September 30, 2022		September 30, 2021
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$804,367	$63,931	$800,433	$83,788
Harsco Clean Earth	616,396	(95,650)	585,891	20,457
Corporate	—	(27,413)	—	(31,941)
Consolidated Totals	$1,420,763	$(59,132)	$1,386,324	$72,304

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended			Nine Months Ended
	September 30			September 30
	2022		2021	2022	2021
Diluted earnings (loss) per share from continuing operations as reported	$0.01		$0.06	$(1.43)	$0.15
Facility fees and debt-related expense (income) (a)	0.01		—	(0.01)	0.07
Corporate strategic costs (b)	—		0.02	—	0.04
Harsco Clean Earth segment goodwill impairment charge (c)	—		—	1.32	—
Harsco Environmental segment severance (d)	—		(0.01)	—	(0.01)
Harsco Clean Earth segment severance costs (e)	0.01		—	0.03	—
Harsco Clean Earth segment contingent consideration adjustments (f)	(0.01)		—	(0.01)	—
Taxes on above unusual items (g)	—		—	(0.04)	(0.02)
Adjusted diluted earnings (loss) per share, including acquisition amortization expense	0.02	(i)	0.07	(0.14)	0.22	(i)
Acquisition amortization expense, net of tax (h)	0.08		0.08	0.23	0.24
Adjusted diluted earnings per share	$0.10		$0.15	$0.09	$0.47	(i)
(a)Costs incurred at Corporate to amend the Company's Senior Secured Credit Facilities, partially offset by income recognized related to a gain on the repurchase of $25.0 million of Senior Notes, (Q3 2022 of $1.1 million pre-tax expense; nine months 2022 $0.5 million pre-tax income) and costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities to establish a New Term Loan the proceeds of which were used to repay in full the outstanding Term Loan A and Term Loan B, to extend the maturity date of the Revolving Credit Facility and to increase certain levels set forth in the total net leverage ratio covenant (Q3 2021 $0.2 million pre-tax; nine months 2021 $5.5 million pre-tax)
(b)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies. The nine months ended 2022 included the relocation of the Company's headquarters (Q3 2022 $0.3 million pre-tax; nine months 2022 $0.1 million pre-tax) and the nine months ended 2021 included the divestiture of the Harsco Rail segment (Q3 2021 $1.5 million pre-tax; nine months 2021 $3.2 million pre-tax ).
(c)Non-cash goodwill impairment charge in the Harsco Clean Earth segment (nine months 2022 $104.6 million pre-tax).
(d)Adjustment to prior year severance and related costs incurred in the Harsco Environmental segment (Q3 2021 and nine months 2021 $0.9 million pre-tax).
(e)Severance and related costs incurred in the Harsco Clean Earth segment (Q3 2022 $1.1 million pre-tax; nine months 2022 $2.5 million pre-tax).
(f)Adjustment to contingent consideration related to the acquisition of the Harsco Clean Earth segment (Q3 2022 and nine months 2022 $0.8 million pre-tax income).
(g)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(h)Acquisition amortization expense was $7.7 million pre-tax and $23.4 million pre-tax for Q3 2022 and the nine months 2022, respectively, and after-tax was $6.0 million and $18.4 million for Q3 2022 and the nine months 2022, respectively. Acquisition amortization expense was $8.0 million pre-tax and $24.3 million pre-tax for Q3 2021 and the nine months 2021, respectively, and after-tax was $6.4 million and $19.4 million for Q3 2021 and the nine months 2021, respectively.
(i)Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected Three Months Ending December 31			Projected Twelve Months Ending December 31
	2022			2022
	Low		High	Low	High
Diluted earnings (loss) per share from continuing operations	$(0.19)		$(0.10)	$(1.62)	$(1.52)
Harsco Clean Earth segment goodwill impairment charge	—		—	1.32	1.32
Harsco Clean Earth segment severance costs	—		—	0.04	0.04
Harsco Clean Earth segment contingent consideration adjustments	—		—	(0.01)	(0.01)
Facility fees and debt-related expense (income)	—		—	(0.01)	(0.01)
Taxes on above unusual items	—		—	(0.04)	(0.04)
Adjusted diluted earnings (loss) per share, including acquisition amortization expense	(0.19)		(0.10)	(0.32)	(0.22)
Estimated acquisition amortization expense, net of tax	0.08		0.08	0.30	0.30
Adjusted diluted earnings (loss) per share	$(0.12)	(b)	$(0.02)	$(0.02)	$0.08
(a) Excludes Harsco Rail Segment.
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Corporate	Consolidated Totals

Three Months Ended September 30, 2022:
Operating income (loss) as reported	$22,117	$17,315	$(9,309)	$30,123
Corporate strategic costs	—	—	346	346
Harsco Clean Earth segment severance costs	—	1,092	—	1,092
Harsco Clean Earth segment contingent consideration adjustments	—	(827)	—	(827)
Operating income (loss) excluding unusual items	22,117	17,580	(8,963)	30,734
Depreciation	26,772	4,576	544	31,892
Amortization	1,619	6,071	—	7,690
Adjusted EBITDA	$50,508	$28,227	$(8,419)	$70,316
Revenues as reported	$264,717	$222,197		$486,914
Adjusted EBITDA margin (%)	19.1%	12.7%		14.4%

Three Months Ended September 30, 2021:
Operating income (loss) as reported	$27,630	$9,893	$(10,602)	$26,921
Corporate strategic costs	—	—	1,489	1,489
Harsco Environmental Segment severance costs	(900)	—	—	(900)
Operating income (loss) excluding unusual items	26,730	9,893	(9,113)	27,510
Depreciation	27,179	4,576	491	32,246
Amortization	1,997	6,033	—	8,030
Adjusted EBITDA	$55,906	$20,502	$(8,622)	$67,786
Revenues as reported	$269,901	$200,484		$470,385
Adjusted EBITDA margin (%)	20.7%	10.2%		14.4%

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth	Corporate	Consolidated Totals
Nine Months Ended September 30, 2022:
Operating income (loss) as reported	$63,931	$(95,650)	$(27,413)	$(59,132)
Corporate strategic costs	—	—	128	128
Harsco Clean Earth segment goodwill impairment charge	—	104,580	—	104,580
Harsco Clean Earth segment severance costs	—	2,540	—	2,540
Harsco Clean Earth segment contingent consideration adjustment	—	(827)	—	(827)
Operating income (loss) excluding unusual items	63,931	10,643	(27,285)	47,289
Depreciation	82,311	14,213	1,435	97,959
Amortization	5,161	18,277	—	23,438
Adjusted EBITDA	151,403	43,133	(25,850)	168,686
Revenues as reported	$804,367	$616,396		$1,420,763
Adjusted EBITDA margin (%)	18.8%	7.0%		11.9%

Nine Months Ended September 30, 2021:
Operating income (loss) as reported	$83,788	$20,457	$(31,941)	$72,304
Corporate strategic costs	—	—	3,170	3,170
Harsco Environmental segment severance costs	(900)	—	—	(900)
Operating income (loss) excluding unusual items	82,888	20,457	(28,771)	74,574
Depreciation	78,446	14,818	1,468	94,732
Amortization	6,080	18,179	—	24,259
Adjusted EBITDA	167,414	53,454	(27,303)	193,565
Revenues as reported	$800,433	$585,891		$1,386,324
Adjusted EBITDA margin (%)	20.9%	9.1%		14.0%

HARSCO CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended September 30
(In thousands)	2022	2021
Consolidated income (loss) from continuing operations	$1,427	$7,304

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	128	293
Income tax (benefit) expense	9,376	7,816
Defined benefit pension income	(2,118)	(3,887)
Facility fees and debt-related expense (income)	2,511	198
Interest expense	19,751	15,741
Interest income	(952)	(544)
Depreciation	31,892	32,246
Amortization	7,690	8,030
Corporate strategic costs	346	1,489
Harsco Environmental segment severance costs	—	(900)
Harsco Clean Earth segment severance costs	1,092	—
Clean Earth segment contingent consideration adjustment	(827)	—
Consolidated Adjusted EBITDA	$70,316	$67,786

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Nine Months Ended September 30
(In thousands)	2022	2021
Consolidated income (loss) from continuing operations	$(110,352)	$17,401

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	373	488
Income tax (benefit) expense	7,482	14,714
Defined benefit pension income	(6,775)	(11,777)
Facility fees and debt-related expense (income)	894	5,506
Interest expense	51,535	47,640
Interest income	(2,289)	(1,668)
Depreciation	97,959	94,732
Amortization	23,438	24,259
Corporate strategic costs	128	3,170
Harsco Environmental segment severance costs	—	(900)
Harsco Clean Earth segment goodwill impairment charge	104,580	—
Harsco Clean Earth segment severance costs	2,540	—
Harsco Clean Earth segment contingent consideration adjustments	(827)	—
Adjusted EBITDA	$168,686	$193,565

HARSCO CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (a) (Unaudited)
	Projected Three Months Ending December 31		Projected Twelve Months Ending December 31
	2022		2022
(In millions)	Low	High	Low		High
Consolidated loss from continuing operations	(13)	(5)	(124)		(116)

Add back (deduct):
Income tax (income) expense	—	—	8		7
Facility fees and debt-related (income) expense	1	1	2		2
Net interest	22	21	71		71
Defined benefit pension income	(2)	(2)	(8)		(8)
Depreciation and amortization	39	39	161		161

Unusual items:
Harsco Clean Earth goodwill impairment	—	—	105		105
Harsco Clean Earth Segment severance costs	—	—	3		3
Harsco Clean Earth segment contingent consideration adjustment	—	—	(1)		(1)
Consolidated Adjusted EBITDA	$47	$54	$216	(b)	$223	(b)
(a) Excludes Harsco Rail Segment
(b) Does not total due to rounding.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$13,422	$33,220	131,161	$46,750
Less capital expenditures	(39,854)	(40,861)	(101,645)	(109,507)
Less expenditures for intangible assets	(47)	(155)	(147)	(287)
Plus capital expenditures for strategic ventures (a)	920	1,185	1,428	2,983
Plus total proceeds from sales of assets (b)	1,698	5,470	8,289	15,512
Plus transaction-related expenditures (c)	758	784	1,854	18,788
Harsco Rail free cash flow deficit/(benefit)	(8,161)	2,089	30,827	31,837
Free cash flow	$(31,264)	$1,732	$71,767	$6,076
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions and costs at Corporate associated with certain debt refinancing transactions.

HARSCO CORPORATION RECONCILIATION OF PROJECTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited) (a)
	Projected Twelve Months Ending December 31
	2022
(In millions)	Low	High
Net cash provided by operating activities	$206	$221
Less net capital / intangible asset expenditures	(120)	(125)
Plus capital expenditures for strategic ventures	2	2
Plus transaction-related expenditures	2	2
Free cash flow	90	100

(a) Excludes former Harsco Rail Segment